Exhibit 99.2

Valmont Industries, Inc. Fourth Quarter and Full Year 2018 Earnings Presentation February 21, 2019

Forward-looking Statement Disclosure These slides contain (and the accompanying oral discussion will contain) “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company’s customers and suppliers, competitor responses to the Company’s products and services, the overall market acceptance of such products and services, the integration of acquisitions and other factors disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission. Consequently such forward-looking statements should be regarded as the Company’s current plans, estimates and beliefs. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. 2 | February 21, 2019 | Valmont Industries, Inc. | Q4 2018 Earnings Presentation

2018 Fourth Quarter Summary $M, except for per share amounts $1.67 1 Please see Reg G reconciliation of non-GAAP financial measures to GAAP measures at end of the document 3 | February 21, 2019 | Valmont Industries, Inc. | Q4 2018 Earnings Presentation Revenue Operating Income Diluted EPS (2.5%) (43.2%) +3.5% NM +12.0% $715.0 $697.4 2018 2017 $63.9 $66.1 $63.9 GAAP Adjusted 1 2018 2017 $1.87 GAAP Adjusted 1 2018 2017 • Sales growth in ESS and Coatings segments more than offset by lower project sales in the Utility segment and International Irrigation markets and $13.0M of unfavorable currency translation impact • GAAP operating income was 5.2% of sales; Adjusted1 operating income was 9.5% of sales, 3.5% higher than 2017 • Excluding impact of currency translation, adjusted1 operating income grew 7.9% • LIFO expense increased $1.5 million as compared to 2017, which decreased EPS by $0.05 $0.80 $(0.16) $36.3

2018 Full Year Summary $M, except for per share amounts $6.97 1 Please see Reg G reconciliation of non-GAAP financial measures to GAAP measures at end of the document 4 | February 21, 2019 | Valmont Industries, Inc. | Q4 2018 Earnings Presentation Revenue Operating Income Diluted EPS +0.4% (24.3%) +0.9% (17.8%) +8.9% $2,757.1 $2,746.0 2018 2017 $267.1 $269.4 $267.1 GAAP Adjusted 1 2018 2017 $7.59 GAAP Adjusted 1 2018 2017 • Growth in ESS and Coatings segments • Higher average selling prices later in the year across all segments, offset by lower International Irrigation volumes, and lower Utility volumes due to smaller structure sizes • GAAP operating income was 7.3% of sales; Adjusted1 operating income was 9.8% of sales • Operating income growth partially offset by ~ $10.0 million of LIFO inventory valuation expense • Impact of LIFO expense decreased 2018 EPS by $0.33 and decreased 2017 EPS by $0.19. $5.11 $4.20 $202.3

2018 Operations Transformation Announced in first quarter of 2018; substantially completed in December 2018 Goals to position the businesses for growth    Simplify operations Improve efficiency in supply chain Optimize global business model Closed five facilities in 2018; two additional occurring by the end of Q2 2019 Brought Composites facilities under central-led operations team Expanded shared service model for back-office functions across several functional areas Drove Lean and Agile methodologies throughout the business 5 | February 21, 2019 | Valmont Industries, Inc. | Q4 2018 Earnings Presentation

Fourth Quarter and Full 2018 Financial Summary $M, except for per share amounts 1 Please see Reg G reconciliation of non-GAAP financial measures to GAAP measures at end of the document. 6 | February 21, 2019 | Valmont Industries, Inc. | Q4 2018 Earnings Presentation FY 2018 FY 2017 Change $ 986.9 $ 938.1 5.2% 859.2 859.1 - 353.4 318.9 10.8% 633.7 652.4 (2.9%) 23.1 76.3 (69.7%) (99.0) (98.9) NM $ 2,757.1 $ 2,746.0 0.4% $ 202.3 $ 267.1 (24.3%) $ 269.4 $ 267.1 0.9% $ 94.4 $ 116.2 (18.8%) $ 170.4 $ 158.4 7.5% $ 4.20 $ 5.11 (17.8%) $ 7.59 $ 6.97 8.9% Net Sales 2018 2017 Change Engineered Support Structures $ 259.7 $ 250.1 3.8% Utility Support Structures 233.3 243.4 (4.1%) Coatings 86.4 83.0 4.0% Irrigation 142.6 149.5 (4.6%) Other - 15.8 (100.0%) Intersegment Sales (24.7) (26.9) NM Net Sales $ 697.4 $ 715.0 (2.5%) Operating Income $ 36.3 $ 63.9 (43.2%) Adjusted Operating Income1 $ 66.1 $ 63.9 3.5% Net Income (loss) $ 17.7 $ (3.6) NM Adjusted Net Income1 $ 41.3 $ 38.2 8.3% Diluted Earnings (loss) Per Share (EPS) $ 0.80 $ (0.16) NM Adjusted Diluted (EPS) $ 1.87 $ 1.67 12.0%

2018 Cash Flow Highlights ($M) 2018 Free Cash Flow Cash and Debt Highlights $153.0 $133.1 $313.2M ($203.6M ex-U.S.) Cash at 12/29/2018 ($72.0) ($55.3) $81.0 $77.8 $753.3M Total Debt $94.4 $116.2 0.86X 0.67X 2.24x Debt / Adjusted EBITDA1 $123.0 $158.4 0.66X 0.49X 1 Please see Reg G reconciliation of non-GAAP financial measures to GAAP measures at end of the document. Adjusted earnings for purposes of calculating free cash flow conversion may not agree to the adjusted net earnings. The difference is due to cash restructuring, debt refinancing, or other non-recurring expenses which were settled in cash in the year of occurrence 7 | February 21, 2019 | Valmont Industries, Inc. | Q4 2018 Earnings Presentation 2018 2017

Capital Allocation | A Balanced Approach ($M) 2018 Capital Deployment: $364M • Working capital investment to support investments in people, technology and systems CapEx of $72M in 2018 Capital Expenditures • $143 • • Strategic fit + market expansion Returns exceeding cost of capital within 3 years Acquisitions • • • • Opportunistic approach Supported by FCF $17M remained on current authorization as of 12/29/18 $250M reauthorization approved 10/20/18 Share Repurchases • • Payout ratio target: 15% of earnings Current payout: 20% Dividends Capital Expenditures Acquisitions Share Repurchases Dividends Aligned with Capital Allocation Commitments Announced in 2014 8 | February 21, 2019 | Valmont Industries, Inc. | Q4 2018 Earnings Presentation Returning Cash to Shareholders Growing Our Business $72 $115 $34

2019 Financial Guidance and Key Assumptions 2019 Annual Financial Guidance and Key Metrics 1 Additional 2019 acquisitions not included in guidance 9 | February 21, 2019 | Valmont Industries, Inc. | Q4 2018 Earnings Presentation Diluted EPS $8.10 – $8.90 Revenue Growth1 7% – 8% Operating Margin Improvement 20 - 50 bps Global Effective Tax Rate ~ 25.0 % Capital Expenditures $90M - $100M KEY ASSUMPTIONS • Revenue growth: evenly divided between and organic and completed acquisitions • Raw material inflation expected flat to slightly deflationary • Unfavorable foreign exchange translation impact ~ 1% of net sales • Free cash flow expected to be ~ 1X net earnings • ROIC > 10%

2019 Summary Making Strategic Investments to Further Our Market-Leading Position 10 | February 21, 2019 | Valmont Industries, Inc. | Q4 2018 Earnings Presentation Expect revenue and profitability growth in all businesses Acquisition integration on track, building on new products and geographic expansion 2018 Operations Transformation has simplified and strengthened our business Committed to price leadership and discipline Continuing focus on Lean and Agile to drive margin improvement over time

Valmont-Prospera Partnership The Pursuit of Autonomous Crop Management First of its kind, exclusive partnership specific to mechanized irrigation Transformation of the pivot into a complete crop management machine 60,000+ connections share intelligence with the pivot, and integration of data science, Machine Learning (ML) and Artificial Intelligence (AI) 11 | February 21, 2019 | Valmont Industries, Inc. | Q4 2018 Earnings Presentation

Valmont-Prospera Partnership Award-winning machine vision and AI company founded in 2014 Proven analytics and algorithms to provide irrigation and crop growth recommendations $5B of production monitored annually Optimizing Agriculture with Data 12 | February 21, 2019 | Valmont Industries, Inc. | Q4 2018 Earnings Presentation

Valmont-Prospera Partnership Putting Data Into Action – “The Three A’s” 13 | February 21, 2019 | Valmont Industries, Inc. | Q4 2018 Earnings Presentation Acquisition Analysis Action Constant crop monitoring with an array of sensors on the pivot, to satellite imagery and drones Data analyzed in the cloud by powerful AI engines, computer vision, and proprietary machine learning algorithms Post-analysis recommendations sent to the field, prompting the grower to take action

APPENDIX 14 | February 21, 2019 | Valmont Industries, Inc. | 4Q 2018 Earnings Presentation

Fourth Quarter Highlights | Operating Income GAAP % 4Q 2017 1 Please see Reg G reconciliation of non-GAAP financial measures to GAAP measures at end of the document. 15 | February 21, 2019 | Valmont Industries, Inc. | Q4 2018 Earnings Presentation ($M) Operating Income 4Q 2018 Operating Income 4Q 2017 Increase (Decrease) Operating Income % 4Q 2018 Operating Income Engineered Support Structures $ (1.6) $ 16.3 $ (17.9) (0.6%) 6.5% Utility Support Structures 18.5 28.4 (9.9) 7.9% 11.7% Coatings 14.2 14.1 0.1 16.5% 17.0% Irrigation 14.8 18.3 (3.5) 10.4% 12.2% Other - (1.6) 1.6 NM (10.1%) LIFO Adjustment (4.4) (2.8) (1.6) Corporate (5.2) (8.7) 3.5 Consolidated Operating Income $ 36.3 $ 63.9 $ (27.6) 5.2% 8.9%

Fourth Quarter Highlights | Operating Income Adjusted % 4Q 2017 1 Please see Reg G reconciliation of non-GAAP financial measures to GAAP measures at end of the document. 16 | February 21, 2019 | Valmont Industries, Inc. | Q4 2018 Earnings Presentation ($M) Adj. Operating Income 4Q 20181 Operating Income 4Q 2017 (no-adj.) Increase (Decrease) Operating Income % 4Q 2018 Operating Income Engineered Support Structures $ 20.2 $ 16.3 $ 3.9 7.8% 6.5% Utility Support Structures 25.9 28.4 (2.5) 11.1% 11.7% Coatings 14.6 14.1 0.5 16.9% 17.0% Irrigation 15.0 18.3 (3.3) 10.5% 12.2% Other - (1.6) 1.6 NM (10.1%) LIFO Adjustment (4.4) (2.8) (1.6) Corporate (5.2) (8.7) 3.5 Consolidated Operating Income $ 66.1 $ 63.9 $ 2.2 9.5% 8.9%

4Q Results | Engineered Support Structures

($M)

Key Statistics

2017 Revenue[1]	$	243.2
Volume		7.6
Pricing/Mix		8.7
Acquisitions		4.9
Currency Translation		(7.4)
2018 Revenue[1]	**$**	**257.0**


Revenue
$257.0
$243.2
2018
2017


Operating Income
($1.6)
$20.2
$16.3
2018
2018 Adj.
2017

COMMENTARY

- Higher sales led by pricing across the segment, and higher volumes in North America
- Sales negatively impacted by significantly lower wireless communication volumes in China, and unfavorable currency translation
- Higher North America lighting and traffic product sales, primarily driven by pricing actions, and higher volumes from ongoing investment by federal and state governments
- Lower wireless communication and components sales impacted primarily from lower volumes in China
- Sales of Access Systems products similar to 2017
- Profitability improvement led by higher North America volumes and restructuring benefits, partially offset by lower volumes in China

Note: Please see Reg G reconciliation of non-GAAP financial measures to GAAP measures at end of the document; [1] Net sales after intersegment eliminations

17 | February 21, 2019 | Valmont Industries, Inc. | Q4 2018 Earnings Presentation

valmont

4Q Results | Utility Support Structures ($M) Key Statistics Revenue Operating Income $28.4 $243.0 $25.9 $230.9 2018 2017 2018 2018 Adj. 2017 COMMENTARY • • • • Sales impacted by a sizable project that did not repeat, and less favorable product mix in North America Revenues in the offshore wind business were comparable to last year Acquisition revenue led by sales of solar tracker solutions Operating income results negatively impacted by a continued competitive pricing environment in the offshore wind business Note: Please see Reg G reconciliation of non-GAAP financial measures to GAAP measures at end of the document; 1 Net sales after intersegment eliminations 18 | February 21, 2019 | Valmont Industries, Inc. | Q4 2018 Earnings Presentation $18.5 2017 Revenue1 $ 243.0 (33.3) 9.8 12.3 (0.9) Volume Pricing/Mix Acquisitions Currency Translation 2018 Revenue1 $ 230.9

4Q Results | Coatings ($M) Key Statistics Revenue Operating Income $14.2 $14.6 $14.1 $69.2 $65.2 2018 2017 2018 2018 Adj 2017 COMMENTARY • • • Global sales grew from pricing actions taken earlier in the year to recover zinc cost increases and firm industrial demand Acquisition revenue driven by CSP Coatings Systems which closed in fourth quarter To date, Valmont Coatings Connector has been implemented in 17 Coatings facilities, and GalvTrac has been implemented in 29 Coatings facilities Note: Please see Reg G reconciliation of non-GAAP financial measures to GAAP measures at end of the document; 1 Net sales after intersegment eliminations 19 | February 21, 2019 | Valmont Industries, Inc. | Q4 2018 Earnings Presentation 2017 Revenue1 $ 65.2 0.3 2.3 2.8 (1.4) Volume Pricing/Mix Acquisitions Currency Translation 2018 Revenue1 $ 69.2

4Q Results | Irrigation ($M) Key Statistics Revenue Total Operating Income $18.3 $82.4 $75.7 $72.0 $57.8 North America International 2017 2018 2017 2018 COMMENTARY • • • North America sales growth despite continued low net farm income levels Revenue from acquisitions and growers’ increased adoption of advanced, integrated technology solutions, contributed to sales growth International irrigation sales lower vs. 2017, from lower project sales in emerging markets that did not repeat in 2018, and unfavorable currency translation impacts Trailing-twelve month technology sales are $45.3M, calculated as a subset of total segment revenue Price recovery of steel cost inflation was more than offset by lower project volumes and currency translation impacts • • Note: Please see Reg G reconciliation of non-GAAP financial measures to GAAP measures at end of the document; 1 Net sales after intersegment eliminations 20 | February 21, 2019 | Valmont Industries, Inc. | Q4 2018 Earnings Presentation $14.8 2017 Revenue1 $ 147.7 (12.8) 3.3 5.5 (3.4) Volume Pricing/Mix Acquisitions Currency Translation 2018 Revenue1 $ 140.3

2009-2018 Historical Free Cash Flow[1]

	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Net cash flows from operating activities	$ 349.5	$ 152.2	$ 149.7	$ 197.1	$ 396.4	$ 174.1	$ 272.3	$ 232.8	$ 133.1	$ 153.0
Net cash flows from investing activities	(43.6)	(262.7)	(84.1)	(136.7)	(131.7)	(256.9)	(48.2)	(53.0)	(49.6)	(155.4)
Net cash flows from financing activities	(198.4)	269.7	(45.9)	(16.4)	(37.4)	(136.8)	(32.0)	(95.2)	(220.0)	(162.1)
Net cash flows from operating activities	$ 349.5	$ 152.2	$ 149.7	$ 197.1	$ 396.4	$ 174.1	$ 272.3	$ 232.8	$ 133.1	$ 153.0
Purchase of plant, property, and equipment	(44.1)	(36.1)	(83.1)	(97.1)	(106.8)	(73)	(45.5)	(57.9)	(55.3)	(72.0)
Free Cash flows	305.4	116.1	66.6	100.0	289.7	101.1	226.8	174.9	77.8	81.0
Net earnings attributed to Valmont Industries, Inc.	$ 150.6	$ 94.4	$ 228.3	$ 234.1	$ 278.5	$ 183.9	$ 40.1	$ 173.2	$ 116.2	$ 94.4
Adjusted net earnings attributed to Valmont Industries, Inc.[1]	N/A	N/A	$ 162.3	N/A	$ 295.1	$ 187.7	$ 131.7	$ 137.6	$ 158.4	$ 123.0
Free Cash Flow Conversion - GAAP	2.03	1.23	0.29	0.43	1.04	0.55	5.66	1.01	0.67	0.86
Free Cash Flow Conversion - Adjusted	N/A	N/A	0.41	N/A	0.98	0.53	1.71	1.27	0.49	0.66
1) Reconciliation of Net Earnings to Adjusted Figures										
Net earnings attributed to Valmont Industries, Inc.	$ 150.6	$ 94.4	$ 228.3	$ 234.1	$ 278.5	$ 183.9	$ 40.1	$ 173.2	$ 116.2	$ 94.4
Change in valuation allowance against deferred tax assets	—	—	(66.0)	—	—	—	7.1	(20.7)	41.9	—
Impairment of long-lived assets	—	—	—	—	12.2	—	61.8	1.1	—	28.6
Reversal of contingent liability	—	—	—	—	—	—	—	(16.6)	—	—
Other non-recurring expenses (non-cash)							18.1	—	—	—
Deconsolidation of Delta EMD, after-tax and NCI	—	—	—	—	4.4	—	—	—	—	—
Noncash loss from Delta EMD shares	—	—	—	—	—	3.8	4.6	0.6	0.2	—
Adjusted net earnings attributed to Valmont Industries, Inc.	$ 150.6	$ 94.4	$ 162.3	$ 234.1	$ 295.1	$ 187.7	$ 131.7	$ 137.6	$ 158.4	$ 123.0

10 Year Average FCF is $154M; Last 5 Years Has Averaged $132M

[1] Adjusted earnings for purposes of calculating free cash flow conversion may not agree to the adjusted net earnings. The difference is due to cash restructuring, debt refinancing, or other non-recurring expenses which were settled in cash in the year of occurrence.

21 | February 21, 2019 | Valmont Industries, Inc. | Q4 2018 Earnings Presentation

valmont

Strong Free Cash Flow Throughout The Cycle 2009 – 2018 Free Cash Flow1 ($M) Years of rapid raw material cost inflation Adj. 0.97X 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 10 Year Avg Historical FCF Conversion by Year1 1 We use the non-GAAP measure of free cash flow, which we define as GAAP net cash flows from operating activities reduced by capital expenditures. We believe that Free Cash Flow is a useful performance measure for management and useful to investors as the basis for comparing our performance with other companies. Our measure of Free Cash Flow may not be directly comparable to similar measures used by other companies. 22 | February 21, 2019 | Valmont Industries, Inc. | Q4 2018 Earnings Presentation GAAP 2.03X 1.23X 0.29X 0.43X 1.04X 0.55X 5.65X 1.01X 0.67X 0.86X 1.38X Adj. 2.03X 1.23X 0.41X 0.43X 0.98X 0.54X 2.00X 1.27X 0.49X 0.66X 0.97X 10-yr Avg. $154M GAAP 1.38X 305 290 227 161 154 116 100 101 90 80 67

Calculation of Adjusted EBITDA & Leverage Ratio

Certain of our debt agreements contain covenants that require us to maintain certain coverage ratios. Our Debt/Adjusted EBITDA may not exceed 3.5X Adjusted EBITDA (or 3.75X Adjusted EBITDA after certain material acquisitions) of the prior four quarters. See "Leverage Ratio " below.

	YTD 29-Dec-18
Net earnings attributable to Valmont Industries, Inc.	$ 94,351
Interest expense	44,237
Income tax expense	43,135
Depreciation and amortization expense	82,827
EBITDA	264,550
Impairment of goodwill and intangible assets	15,780
Cash restructuring expenses	29,031
Impairment of property, plant and equipment	12,944
Loss on divestiture of grinding media business	6,084
EBITDA from acquisitions (months not owned by Company)	7,847
Adjusted EBITDA	$ 336,236
Debt	$ 753,279
Leverage Ratio	2.24

23 February 21, 2019 | Valmont Industries, Inc. | Q4 2018 Earnings Presentation

valmont

Summary of Effect of Significant Non-recurring Items on Reported Results

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES
SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON REPORTED 2018 RESULTS
REGULATION G RECONCILIATION
(Dollars in thousands, except per share amounts)
(unaudited)

The non-GAAP tables below disclose the impact on (a) diluted earnings per share of (1) debt refinancing expenses (2) impairment of goodwill and tradename (3) restructuring and related asset impairment costs (4) non-recurring costs of a vendor quality issue that we expect to recover through future purchases (5) acquisition diligence expenses and (6) the loss from divestiture of its grinding media business, (b) operating income of (1) impairment of goodwill and tradename (2) restructuring and related asset impairment costs (3) a non-recurring vendor quality issue (4) acquisition diligence expenses, and (c) segment operating income for these same 4 categories of expenses. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures.

	Thirteen Weeks Ended December 29, 2018	Diluted earnings per share	Year ended December 29, 2018	Diluted earnings per share
Net earnings attributable to Valmont Industries, Inc. - as reported	$ 17,662	$ 0.80	$ 94,351	$ 4.20
Debt refinancing expenses, pre-tax	—	—	14,820	0.66
Impairment of goodwill and tradename, pre-tax	(743)	(0.03)	15,037	0.67
Restructuring and related asset impairment costs - pre-tax	24,313	1.10	41,975	1.87
Non-recurring costs for vendor quality issue (Utility), pre-tax	5,000	0.23	5,000	0.22
Acquisition diligence costs, pre-tax	520	0.02	4,360	0.19
Loss from divestiture of grinding media business, pre-tax	—	—	6,084	0.27
Total Adjustments	29,090	1.32	87,276	3.89
Tax effect of adjustments *	(5,407)	(0.25)	(10,767)	(0.48)
Completion of 2017 tax reform adjustment	—	—	(491)	(0.02)
Net earnings attributable to Valmont Industries, Inc. - Adjusted	$ 41,345	$ 1.87	$ 170,369	$ 7.59
Average shares outstanding (000's) - Diluted		22,061		22,446

24 February 21, 2019 | Valmont Industries, Inc. | Q4 2018 Earnings Presentation

valmont

Summary of Effect of Significant Non-recurring Items on Reported Results VALMONT INDUSTRIES, INC. AND SUBSIDIARIES SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON REPORTED 2017 RESULTS REGULATION G RECONCILIATION (Dollars in thousands, except per share amounts) (unaudited) The non-GAAP tables below disclose the impact on (a) diluted earnings per share of (1) tax expense attributed to the Tax Cuts and Job Act ("2017 Tax Act"), (2) restructuring costs, (3) deferred income tax (benefit) expense arising from changes in foreign tax rates and an international legal reorganization and (4) other non-recurring expenses (including the reversal of a contingent liability), and (b) segment operating income of restructuring costs, impairments, and non-recurring expenses. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures as a number of non-recurring transactions were recognized in 2017 and 2016, some of which are non-cash. Fourth Quarter Ended Dec. 30, 2017 Diluted earnings per Diluted earnings per Year-to-Date share Dec. 30, 2017 share Net (loss)/earnings attributable to Valmont Industries, Inc. - as reported $ (3,611) $ (0.16) $ 116,240 $ 5.11 Remeasurement of deferred tax assets attributed to 2017 Tax Act 20,372 0.89 20,372 0.90 Non-recurring tax expense attributed to 2017 Tax Act 21,564 0.95 21,564 0.95 Fair market value adjustment, Delta EMD (159) (0.01) 236 0.01 Net earnings attributable to Valmont Industries, Inc. - Adjusted $ 38,166 $ 1.67 $ 158,412 $ 6.97 Average shares outstanding (000's) - Diluted 22,565 22,738 25 February 21, 2019 | Valmont Industries, Inc. | Q4 2018 Earnings Presentation

Summary of Effect of Significant Non-recurring Items on Reported Results Thirteen Thirteen Weeks Ended December 29, 2018 weeks ended December 30, 2017 Year ended December 29, 2018 Year ended December 30, 2017 Operating Income Reconciliation Operating income - as reported Impairment of goodwill and tradename Restructuring and related asset impairment costs Non-recurring costs for vendor quality issue (Utility) Acquisition diligence costs Adjusted Operating Income Net Sales - as reported Operating Income as a % of Sales $ 36,290 — 24,313 5,000 520 $ 63,885 — — — — $ 202,280 15,780 41,975 5,000 4,360 $ 267,080 — — — — $ 66,123 $ 63,885 $ 269,395 $ 267,080 697,363 5.2% 714,978 8.9% 2,757,144 7.3% 2,745,967 9.7% Operating Income as a % of Sales – Adjusted 9.5% 8.9% 9.8% 9.7% 26 February 21, 2019 | Valmont Industries, Inc. | Q4 2018 Earnings Presentation

Summary of Effect of Significant Non-recurring Items on Reported Results For the Fourth Quarter Ended Dec 29, 2018 Engineered Support Structures Utility Support Structures Other/ Corporate Coatings Irrigation Segment Operating Income Reconciliation Operating income - as reported Restructuring and related asset impairment costs Non-recurring costs for vendor quality issue Acquisition diligence costs Adjusted Operating Income $ (1,635) 21,723 — 113 $ 18,468 2,410 5,000 21 $ 14,217 — — 386 $ 14,805 180 — — $ (9,565) — — — $ 20,201 $ 25,899 $ 14,603 $ 14,985 $ (9,565) Net sales 259,691 233,323 86,399 142,602 — For the Fourth Quarter Ended Dec 30, 2017 Operating income - as reported Net sales $ 16,258 250,087 $ 28,400 243,437 $ 14,088 83,049 $ 18,302 149,490 $ (13,163) 15,834 27 February 21, 2019 | Valmont Industries, Inc. | Q4 2018 Earnings Presentation Operating Income as a % of Sales 6.5% 11.7% 17.0% 12.2% NM Operating Income as a % of Sales (0.6)% 7.9% 16.5% 10.4% NM Adjusted Operating Income as a % of Sales 7.8% 11.1% 16.9% 10.5% NM